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                                                                  Exhibit 5.5(a)


                         [Letterhead of Dundas & Wilson]


Malborough Employment Limited
Water at Work Limited
Natural Water Limited
(the "Scottish Guarantors")


                                  February 27, 1998

Our Ref. SJP

Your Ref.


Dear Sirs,

Marlborough Employment Limited, Water at Work Limited and Natural Water Limited

1. We have been asked to provide an opinion on behalf of the Scottish Guarantors in connection with the execution of guarantees given by the Scottish Guarantors contained in an indenture dated 19 November 1997 (the "Indenture") between Sparkling Spring Water Group Limited (the "Parent"), Spring Water Incorporated, the Scottish Guarantors and the other Guarantors named therein and the Trustee named therein relating to Parent's US $100,000,000 11.5% Senior Subordinated Notes due 2007 (the "Notes").

2. We understand that the Notes are to be exchanged for 11.5% Senior Subordinated Notes due 2007 of the Parent (the "Exchange Notes") (together with the related guarantees of the Scottish Guarantors as contained in the Indenture) such Exchange Notes being the subject of the Registration Statement on Form F-4 to which this opinion is an Exhibit, filed with the Securities and Exchange Commission under the United States Securities Act of 1933.

3. Our opinion relates solely to Scots law as applied by the Scottish courts at the date of this opinion. We express no opinion as to the effect or enforceability of the Indenture, which is expressed to be governed by New York law. We do not assume any obligation to advise you (or any person authorized to rely upon this opinion) of any subsequent change in Scots law which might affect the contents of this opinion.

4.       For the purposes of giving this opinion:
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         (a)      we have examined and relied upon the following documents:

                  (i) faxed executed copy of the Indenture (including the form of Note, Exchange Note and Guarantee);

                  (ii) microfiches dated 13th November 1997 of the public files of the Scottish Guarantors at the Companies Registration Office in Scotland;

                  (iii) certificates of good standing dated 10th November 1997 provided by the Registrar of Companies in Scotland and Wales in respect of the Scottish Guarantors;

                  (iv) executed Board resolutions passed by each of the Scottish Guarantors in connection with the entry into of the Indenture; and


                  (v) faxed signed copy of a Directors certificate dated 19th December 1997 confirming; (inter alia) the authenticity of the Board resolutions in respect of the Scottish Guarantors; and


         (b)      we have assumed:

                  (i) the truth and accuracy of all representations and statements as to factual matters contained in the Indenture referred to in paragraph 4(a)(i) above;

                  (ii) that the Indenture constitutes valid and legally binding obligations of the Scottish Guarantors under the laws of the State of New York (by which it is expressed to be governed);

                  (iii) the completeness and accuracy in all respects of the public files relating to the Scottish Guarantors referred to in paragraph 4(a)(ii) above;

                  (iv) the genuineness of all signatures on all documents, the completeness and authenticity of all documents submitted to us as original and the conformity to the original of all copies submitted to us;

         (c) We express no view and have made no independent investigation of whether the Indenture is for the commercial benefit of the Scottish Guarantors or any of them nor have we reviewed the terms of the Indenture.
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5.       On the basis of the foregoing, and subject to our further comments below, we are of the opinion that:

         (a) each of the Scottish Guarantors has the corporate power under its Memorandum and Articles of Association to execute, deliver and perform its obligations under the Indenture;

         (b) the execution and delivery of and the performance of each of the Scottish Guarantor's obligations under the Indenture have been duly authorized by all necessary corporate action on the part of the Scottish Guarantors.


6. This opinion may not be filed with any governmental agency or authority other than the Securities and Exchange Commission or quoted in any public document other than as an exhibit to the Registration Statement in Form F-4 filed with the Securities and Exchange Commission under the United States Securities Act of 1933 (as amended) without, in any such case, our prior written consent or except as required by applicable law. We consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


7. This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection wit the Indenture. Appropriate legal advice should be taken at the time of enforcement of the Indenture.

8. This opinion is given on condition that it is governed by and shall be construed in accordance with Scots Law and on condition that any action arising out of it is subject to the exclusive jurisdiction of the court of competent jurisdiction in Scotland.

Yours faithfully,


/s/ Dundas & Wilson